                             TCW/DW BALANCED FUND
                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD FEBRUARY 26, 1998

The undersigned shareholder of TCW/DW Balanced Fund does hereby appoint BARRY FINK, ROBERT M. SCANLAN and ROBERT GIAMBRONE and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of TCW/DW Balanced Fund to be held on February 26, 1998, [at the Conference Room, 44th Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time], and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

                         (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

     IMPORTANT--This Proxy must be signed and dated on the reverse side.


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[X] PLEASE MARK BOXES
    IN BLACK OR BLUE INK

  The Proposal:

Approval of the Agreement and Plan of Reorganization, dated as of November 6, 1997, pursuant to which substantially all of the assets of TCW/DW Balanced Fund would be combined with those of Dean Witter Balanced Growth Fund and shareholders of TCW/DW Balanced Fund would become shareholders of Dean Witter Balanced Growth Fund receiving shares in Dean Witter Balanced Growth Fund with a value equal to the value of their holdings in TCW/DW Balanced Fund.

             FOR             AGAINST            ABSTAIN
             [ ]               [ ]                [ ]


Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                           Date
                                               --------------------------------
Please make sure to sign and date this Proxy using black or blue ink.


                      ----------------------------------
                      Shareholder sign in the box above


                      ----------------------------------
                   Co-Owner (if any) sign in the box above

                             TCW/DW BALANCED FUND

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                                  IMPORTANT

                   PLEASE SEND IN YOUR PROXY.........TODAY!

YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.
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